Exhibit 99.2

RMG Closes Successful, Oversubscribed Rights Offering

Net Proceeds of $4.5 Million to Provide Working Capital for Growth Strategy

DALLAS, TX – 12/29/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN) (“RMG” or the “Company”), a leading provider of technology-driven visual communications solutions, today announced the closing of its previously announced rights offering (“Rights Offering”) and related sale of shares to certain existing stockholders pursuant to a standby purchase agreement. The Company issued an aggregate of 7,741,908 shares of its common stock at a price of $0.62 per share for gross proceeds of approximately $4.8 million.

Pursuant to the Rights Offering, RMG issued 4,378,037 shares of its common stock under the basic subscription privilege and 2,050,599 shares of its common stock to the standby purchasers pursuant to the terms of the standby purchase agreement. After the issuance of shares under the basic subscription privilege and standby purchases, there were 1,313,272 shares available for issuance to rightsholders validly exercising rights under the oversubscription privilege.

The subscription agent received 2,798,566 validly exercised rights under the oversubscription privilege, of which 1,313,272 shares were available for issuance following the sale of shares pursuant to the standby purchase agreement. Those shares were allocated on a pro rata basis as described in the Rights Offering materials. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Upon closing of the transactions, a total of 44,623,949 common shares of RMG were outstanding.

The Company expects the net proceeds of the Rights Offering to be approximately $4.5 million following the deduction of estimated fees and expenses. The Company expects to utilize the net proceeds of the Rights Offering for general working capital purposes.

Monarch Capital Group, LLC acted as dealer-manager for the Rights Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering was made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

© 2016 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through digital signage messaging. By combining best-in-class software, hardware, business applications, and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The Company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, the Company’s determination to consummate the rights offering, its ability to raise capital through the rights offering and its future financial performance and expected operating results, such as revenue growth, its ability to achieve profitability, its position within the markets that it serves, its ability to introduce new or improved products and services, its ability to better market its products and services, its efforts to grow its business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the Company's ability to successfully use the funds raised in the Rights Offering or otherwise to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the Company's securities; the ability of the Company to maintain its Nasdaq listing; the competitive environment in the markets in which the Company operates; the risk that the anticipated benefits of acquisitions that the Company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the Company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the Company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor Relations

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

Source: RMG Networks Holding Corporation